Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 and the accompanying proxy statement/prospectus of NBT Bancorp Inc. of our report dated March 11, 2022, relating to the consolidated financial statements of Salisbury Bancorp, Inc. and Subsidiary appearing in the Annual Report on Form 10-K of Salisbury Bancorp, Inc. for the year ended December 31, 2021.

We also consent to the reference to our firm under the heading “Experts” in such proxy statement/prospectus and registration statement.

/s/ Baker Newman & Noyes LLC
Portsmouth, New Hampshire
February 13, 2023